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                                 EXHIBIT 99.1
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HomeBase Promotes Thomas F. Gallagher to President, Chief Operating Officer;
Gallagher also Elected to Board

   IRVINE, Calif., Aug 21, 2001 (BUSINESS WIRE) -- Herbert J. Zarkin, chairman and chief executive officer of HomeBase, Inc. (NYSE:HBI), today announced that Thomas F. Gallagher has been promoted to the position of president and chief operating officer, reporting directly to Zarkin. Gallagher, who most recently served as executive vice president of store operations, has also been elected to the company's board of directors, expanding the board to eight from seven members. Zarkin will continue in his role as chairman and chief executive officer.

   "Now that the enormous task of our conversion process is behind us, we are focused on further refining our operational strategies and growing our House2Home(TM) business," said Zarkin. "Having shared a long history of working closely together with Tom at both HomeBase and BJ's Wholesale Club, I have every confidence that he will help lead this company toward our long-term growth objectives. Tom has proven himself repeatedly to be an effective manager and operator, with the ability to get things done. With more than 27 years of retail experience, Tom possesses all the necessary qualities to operate this company, both on a store level and on the corporate level, and we are extremely fortunate to be able to draw on his expertise."

   Gallagher, 49, will continue to oversee store operations for the company's 42 new House2Home home decorating superstores, but will now take on the responsibility of directing additional areas of the company's day-to-day operations, including merchandising, marketing, and logistics. Gallagher joined HomeBase in May 1996 as executive vice president of store operations, following five years at BJ's Wholesale Club, where he was in charge of regional store operations. During his tenure at BJ's, he was an integral member of the management team that effected the company's successful turnaround.

   "We have accomplished an incredible feat with the House2Home conversion program, but our work is just beginning," said Gallagher. "I am honored that the board of directors has showed such confidence in me. Herb and I have known each other for more than 10 years, and we share the same vision for the company and belief in our core strategies. The House2Home business presents a tremendous opportunity for the future of this company, and I look forward to continuing to work with this team as we move toward our shared vision."

   The company also reported that William B. Langsdorf, executive vice president and chief financial officer, will continue to report to Zarkin. Scott L. Richards, who previously served as executive vice president of merchandising for HomeBase, has resigned from the company to pursue opportunities where he can assume a primary
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   leadership role.

   "Scott has done a great job for us over the years and we are extremely grateful for the valuable contributions he has made to the company," said Zarkin. "We wish him much success in his future pursuits."

   Earlier this month, the company announced it had completed a multi-phase conversion program that involved closing all of the company's 89 HomeBase home improvement warehouses and converting a total of 42 of those stores to its new House2Home home decorating concept. Following a five-store House2Home pilot program, the company announced, in December 2000, its decision to exit the home improvement sector and transition into the home furnishings market. The conversion program, which involved opening an additional 37 House2Home stores, was completed earlier this month.

   House2Home home decorating superstores span more than 100,000 square feet, incorporating everything to beautify, accessorize and personalize the inside and outside of a home. For more information about the company and its stores, visit the HomeBase web site at www.homebase.com or the House2Home web site at www.house2home.com (neither of which shall be deemed to be incorporated in or a part of this press release).

   Certain matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause results to differ materially from those expressed. Such risks and uncertainties include, but are not limited to, management's ability to successfully grow the House2Home business and reach the company's long-term growth objectives, economic conditions in the company's markets, and other factors set forth in the company's annual report on Form 10-K for the fiscal year ended January 27, 2001 under the heading "Risk Factors" and in the company's other filings with the Securities and Exchange Commission. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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